As filed with the Securities and Exchange Commission on October 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIGHT MOUNTAIN MEDIA, INC.

(Exact name of registrant as specified in its charter)

Florida	27-2977890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Bright Mountain Media, Inc. 2022 Stock Option Plan

(Full title of the plan)

Miriam Martinez

Chief Financial Officer

Bright Mountain Media, Inc.

6400 Congress Avenue, Suite 2050

Boca Raton, Florida 33487

(Name and address of agent for service)

(561) 998-2440

(Telephone number, including area code, of agent for service)

Copies of Communications to:

Joel D. Mayersohn, Esq.

Dickinson Wright PLLC

350 East Las Olas Blvd., Suite 1750

Ft. Lauderdale, FL 33301

Tel: (954) 991-5426

Fax: (844) 670-6009

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Bright Mountain Media, Inc. (“we,” “us,” “our” or the “Company”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 22,500,000 shares of our common stock, par value $0.01 per share, to be issued pursuant to the Bright Mountain Media, Inc. 2022 Stock Option Plan (the “2022 Plan”), as described in more detail herein, including registering for resale pursuant to a reoffer prospectus certain securities to be issued to our officers and directors upon exercise of outstanding options as described below.

This Registration Statement includes a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8). The reoffer prospectus covers reoffers and resales of shares of our common stock that have been or will be acquired by certain of our officers and directors (collectively, the “Selling Stockholders”) which may be deemed to be “control securities” and/or “restricted securities” (as such terms are defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to the resale of up to 1,751,599 shares of common stock that have been or may be issued to the selling stockholders pursuant to our stock option plans.

The 2022 Plan replaces the Bright Mountain Media, Inc. 2011, 2013, 2015 and 2019 Stock Option Plans, the Company’s previous stock option plans (“Previous Option Plans”) which are now terminated. No additional awards will be granted under the Previous Option Plans, provided however, that each outstanding award under the Previous Option Plans will remain outstanding under the Previous Option Plans and will continued to be governed by its terms and any applicable award agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

*	The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the “Note” to Part I of Form S-8. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants of Bright Mountain Media, Inc.’s 2022 Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

BRIGHT MOUNTAIN MEDIA, INC.

1,751,599 Shares of Common Stock

This reoffer prospectus relates to 1,751,599 shares, (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Bright Mountain Media, Inc., a Florida corporation, which Shares may be offered from time to time by certain stockholders that are our current and former employees, consultants, directors, and executive officers (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to the Bright Mountain Media, Inc. 2022 Stock Option Plan (as amended and/or restated, the “2022 Plan”), and the Company’s 2011, 2013, 2015 and 2019 Stock Option Plans (the “Previous Option Plans”) or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, including due to limitations under lock-up agreements they have entered into with the Business Combination (as defined below), and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Common Stock is listed on the OTC Markets QB (“OTCQB”) under the symbol “BMTM”. On October 27, 2022, the last reported sale price of our Common Stock was $0.45 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our Common Stock involves a high degree of risk. Before buying any shares of our Common Stock, you should carefully read the discussion of the risks of investing in our Common Stock in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 12.

The Securities and Exchange Commission (the “Commission” or the “SEC”)) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is October 28, 2022

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Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

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CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This report includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about risks associated with:

●	our ability to fully develop the Bright Mountain Media Ad Exchange Network and services platform;
●	the continued appeal of internet advertising;
●	our ability to manage and expand our relationships with publishers;
●	our dependence on revenues from a limited number of customers;
●	the impact of seasonal fluctuations on our revenues;
●	acquisitions of new businesses and our ability to integrate those businesses into our operations;
●	online security breaches;
●	failure to effectively promote our brand and attract advertisers;
●	our ability to protect our content;
●	our ability to protect our intellectual property rights;
●	the success of our technology development efforts;
●	additional competition resulting from our business expansion strategy;
●	our dependence on third party service providers;
●	our ability to detect advertising fraud;
●	liability related to content which appears on our websites;
●	regulatory risks and compliance with privacy laws;
●	dependence on executive officers and certain key employees and consultants;
●	our ability to hire qualified personnel;
●	possible problems with our network infrastructure;
●	ongoing material weaknesses in our disclosure controls and internal control over financial reporting;
●	the impact on available working capital resulting from the payment of cash dividends to our affiliates;
●

dilution to existing stockholders upon the conversion of outstanding preferred stock and convertible notes and/or the exercise of outstanding options and warrants, including warrants with cashless exercise rights;

●	the illiquid nature of our common stock;
●	risks associated with securities litigation; and
●	provisions of our charter and Florida law which may have anti-takeover effects

You should read thoroughly this report and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in the reoffer prospectus and in the Plan Information described in Item 1 of Part I, and in the Risk Factors referenced in this report. Other sections of this report include additional factors, which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this reoffer prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this reoffer prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this reoffer prospectus or any document incorporated by reference herein or therein reflects our views at the time the forward-looking statement was made with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire reoffer prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

The Company

Business Summary

Bright Mountain Media, Inc. is engaged in operating a proprietary, end-to-end digital media and advertising services platform designed to connect brand advertisers with select-targeted consumers – both large audiences and more granular segments – across digital, social and connected television (CTV) publishing formats. We define “end-to-end” as our process for taking ad buying from beginning to end, delivering a complete functional solution, limiting involvement from a third party.

Through acquisitions and organic product development initiatives, we have consolidated and plan to further condense key elements of the prevailing digital advertising supply chain through the elimination of industry “middlemen” and/or costly redundancy of services. Our aim is to enable and support a streamlined, end-to-end advertising model that addresses both demand (ad buy side) and supply (media sell side) for both direct sales teams and programmatic sales and publishing of digital advertisements that reach specific target audiences based on what, where, when and how that specific target audience elects to access certain web and/or streaming video content. Programmatic advertising relies on computer programs to use data and proprietary algorithms to select which ads to buy and for what price, while direct sales involves traditional interpersonal contact between ad buyers and advertising sales representative(s) resulting in an IO (insertion order) business.

By selling advertisements on our current portfolio of owned and operated websites and CTV apps, coupled with acquisition or development of other niche web properties in the future, we are building depth in specific demographic verticals that allow us to package audiences into targeted consumer categories valued by advertisers.

We currently own parenting and lifestyle domains CafeMom, Mom.com, LittleThings, Revelist, BabyNameWizard and MamasLatinas. Our diverse digital publishing website portfolio averages more than 100 million page views per month. These digital publishing assets are the foundation of one of Bright Mountain Media’s audiences – women between the ages of 19-54, which we believe appeal to brands focused on marketing consumer products and providing products and services relating to parenting, financial services, health, lifestyle and travel, among others. Major brands on our platform connecting with consumers using our parenting and lifestyle domains include Amazon, Target, Disney, Unilever, Clorox, Warner Brothers, and Chase Bank.

Market Challenge:

Current Advertising Model Reliant on Digital Advertising Supply Chain

According to eMarketer, U.S. digital ad spending surpassed traditional media spending in 2019 and is projected to reach over two-thirds of total media spending by 2023. With the migration of ad dollars to mobile devices, desktops and connected televisions, the digital advertising supply chain has evolved into a fragmented and complex ecosystem, forcing ad buyers to contend with hundreds, if not thousands, of touch points. Consequently, numerous specialized product and service providers now populate the ecosystem, standing in between brands and ad agencies and publishers and their media. Key players in the prevailing supply chain, whom we will refer to as “middlemen,” include:

●	Advertiser ad servers: direct ads to their designated place in a publisher’s inventory when the correct impression opportunity is available.

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●	Ad networks: networks of relationships established between the buy and sell side to make the ad buying process easier and to expose more inventory and purchasing opportunities.

●	Ad exchanges: a web of ad networks, enabling real-time bidding transactions through a single source.

●	Demand side platforms (DSPs): a platform that executes programmatic media buying, a form of buying in which inventory is purchased real-time to show one specific ad to one consumer in one individual context – including determining which media, how much to buy and at what price. Ad placement is bought on an individual impression basis, as opposed to being bought per thousand impressions (CPM).

●	Supply side platforms (SSPs): a platform that serves a similar function to a DSP, but on the sell side. It is a platform which publishers use to facilitate real-time bidding, as well as some direct buys. Its goal is to help advertisers purchase impressions more efficiently.

●	Trading desks: the programmatic buying arm of an agency that aggregates programmatic, auction-based inventory across various DSPs and ad exchanges.

●	Private marketplaces: an invitation-only marketplace that gives agency buyers access to premium inventory while using automated or programmatic buying methods to purchase faster, thus eliminating the RFP and negotiation process.

●	Data management platforms (DMPs): a platform which stores, organizes and analyzes first- and third-party data to discover and reach target audiences. It then applies in-depth measurement to optimize media buying and creatives.

●	Media management platforms: working alongside all the players in the ecosystem, media management companies provide tools to manage campaigns, automating every step of the advertising workflow, including planning, buying, analyzing, optimizing and invoicing.

●	Measurement and analytics providers: these players aggregate and organize data so that marketers can get a holistic view of the campaign metrics they care most about.

●	Data providers: they provide insight across the spectrum, from audience to pricing, so that marketers may make better ad buying decisions. Data is specifically used for targeting, segmentation, identification, verification and more.

Aside from frustration caused by managing so many disparate services and providers, advertisers face challenges that can be difficult to address within the prevailing ecosystem. For instance, advertisers may have difficulty ascertaining the value they receive for the ad dollars spent and/or lack certainty on how best to mitigate advertising fraud. Many advertisers may not have the resources necessary to neutralize or lessen the impact of ad-blocking software or have control over where their advertisements actually appear on the web.

Downstream, publishers may not be able to generate sufficient revenue to support their web pages and/or overall operations after the middlemen are paid their fees. (See Current Advertising Model graphic below).

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The Solution:

Optimizing the Digital Advertising Supply Chain

Through Bright Mountain Media’s technology-driven platform, the supply chain is consolidated and condensed into a streamlined, end-to-end solution providing ad buyers and publishers with a sole source capable of delivering products and services to meet their respective needs and objectives without reliance on third-party providers. (See Optimizing the Supply Chain graphic below).

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Building Our Platform

Since our founding in 2010, Bright Mountain Media has operated as a digital media holding company for websites primarily targeting the military and public safety sectors, including active, reserve and retired military; law enforcement; first responders and other public safety employees. In addition to our corporate website, we own and/or manage a portfolio of websites customized to provide our target users with products, information and news that we believe may be of interest to them. In addition, up until December 2018, we operated ecommerce businesses, which we exited to focus exclusively on evolving our business into a full service digital media and advertising services and solutions company. Since August 2019, we have completed and vertically integrated three acquisitions as part of our business plan:

●	S&W Media, which we subsequently rebranded as Oceanside Media
●	News Distribution Network, which we subsequently rebranded as MediaHouse
●	CL Media Holdings, d/b/a Wild Sky Media

As consumers shift from traditional cable boxes to Internet-enabled devices and smart televisions, advertising budgets are following. CTV/OTT apps are presenting the opportunity for publishers to not only diversify revenue streams and capitalize on an influx of high CPM ad spends, but also to increase distribution by getting in front of a growing audience on numerous platforms. Leveraging Oceanside’s proprietary streaming technology; CTV/Over-the-Top (OTT) app development and monetization experience; and 13 CTV/OTT apps offered on ROKU, Apple TV, Amazon Fire and Android TV; Bright Mountain Media has become a one-stop-shop helping existing publishers, content creators and influencers to access connected TV audiences via our SSP. We enable digital advertisers to reach engaged digital TV audiences while delivering impactful video ad formats and aligning their brands with premium vertical video content. Our focus is in developing proprietary video content for specific verticals; distribution of that content; and securing deals with OTT companies providing for the pre-installation of our CTV/OTT apps on web-enabled televisions or through an Internet-enabled device, such as ROKU or Apple TV, connected to a conventional television.

Through Wild Sky Media, we own and operate parenting and lifestyle brands CafeMom, Mom.com, LittleThings, Revelist, BabyNameWizard and MamasLatinas. This portfolio of established multimedia websites is enabling Bright Mountain Media to build the next generation of brands that women can identify with while providing advertisers with a packaged target audience to market a broad range of premium branded products and services.

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Our cloud-based platform, referred to as Bright Mountain Network and BrightX (Bright Exchange), also provides advertisers with additional built-in services including campaign planning and execution, data integration, optimization, ad placement verification, cross-device targeting and fraud detection, among other functions.

Moving forward, we plan to continue seeking complementary companies and technologies to acquire with a primary focus on DSPs, SSPs, ad exchanges, ad servers and DMPs. In addition, we plan to continue to implement organic growth initiatives centered on the design and development of software products that we believe will enhance and support our expanding platform and business operations – all capabilities that we believe will increase revenues and improve gross profit margin on sales.

We believe that our advertisers benefit from the high level of granularity, transparency and accountability our platform provides for their ad campaigns and marketing budgets. Publishers, including our owned and operated websites and CTV apps, benefit from capturing a larger share of the total ad spend.

Industry Outlook

In February 2019, eMarketer published a report in which the market research firm noted that US digital ad spending is expected to achieve 17.0% growth this year, increasing to $151.3 billion (pre-COVID). (See Digital Ad Spending in the US, 2018-2023 chart inset below.)

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However, in June 2020, eMarketers revised its earlier forecast in a report titled “US Digital Ad Spending Update Q2 2020,” decreasing its previous expectation from 17% growth in 2020 to 1.7%, rising to $134.7 billion for the year. (See How Has the Forecast for Digital Ad Spending in the US Changes? 2019-2024 chart inset below.)

In another recent study, published by Interactive Advertising Bureau (IAB) in September 2020 and titled “2020-21 Covid Impact on Advertising,” the report reflected that digital ad spending may actually expand 6%, while traditional media advertising will decline 30%, indicating digital’s market share is growing as a result of the global coronavirus pandemic.

Bernstein Research, a Wall Street brokerage and research firm, released a report in August 2020 is even more bullish on the market, suggesting that “digital ad spend may have turned the corner from March-April lows and current trends are pointing towards a ‘long promised’ migration of $70 billion from the television ad market to digital channels, with a 13% year-on-year uptick expected in the second half of 2020.” (Source: https://menafn.com/1100658712/Digital-ads-poised-for-13-YoY-uptick-long-promised-migration-from-linear-TV-Report).

Intellectual Property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information.

Technology and Product Platforms (including URL’s)

Our top technical priority is the fast and reliable delivery of pages and ads to our users. Our systems are designed to handle traffic and network growth. We rely on multiple tiers of redundancy / failover and third-party content delivery network to achieve our goal of 24 hours-a-day, seven-days-a-week website uptime. Regular automated backups protect the integrity of our data. Our servers are continuously monitored by numerous third-party and open-source monitoring and alerting tools.

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Competition

The internet and industries that operate through it are intensely competitive. We compete with other companies that have significantly greater financial, technical, marketing, and distribution resources. Our competitors include Verizon Media, AppNexus, Pubmatic, The Arena Group, and Ziff Davis.

Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry. There are no assurances we will ever be able to effectively compete in our marketplace. Our websites, ad technology, and monetization solutions may not be competitive with other technologies and/or our websites, ad technology, and monetization solutions may be displaced by newer technology. If this happens, our sales and revenues will likely decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Customers

Our customers are various advertisers, advertising agencies and advertising service organizations all seeking to have their respective advertisements placed on one of the many platforms serviced by the Company.

Regulatory Environment

Interest-based advertising, or the use of data to draw inferences about a user’s interests and deliver relevant advertising to that user, has come under increasing scrutiny by legislative, regulatory, and self- regulatory bodies in the United States and abroad that focus on consumer protection or data privacy. In particular, this scrutiny has focused on the use of cookies and other technology to collect or aggregate information about Internet users’ online browsing activity. Because we, and our clients, rely upon large volumes of such data collected primarily through cookies, it is essential that we monitor developments in this area domestically and globally, and engage in responsible privacy practices, including providing consumers with notice of the types of data we collect and how we use that data to provide our services.

We provide this notice through our privacy policy, which can be found on our website at http://www.brightmountainmedia.com. As stated in our privacy policy, our technology platform does not collect information, such as name, address, or phone number, that can be used directly to identify a real person, and we take steps not to collect and store such personally identifiable information from any source. Instead, we rely on IP addresses, geo-location information, and persistent identifiers about Internet users and do not attempt to associate this data with other data that can be used to identify real people. This type of information is considered personal data in some jurisdictions or otherwise may be the subject of future legislation or regulation. The definition of personal data varies by country and continues to evolve in ways that may require us to adapt our practices to avoid violating laws or regulations related to the collection, storage, and use of consumer data. For example, some European countries consider IP addresses or unique device identifiers to be personal data subject to heightened legal and regulatory requirements. As a result, our technology platform and business practices must be assessed regularly in each country in which we do business.

There are also a number of specific laws and regulations governing the collection and use of certain types of consumer data relevant to our business. For example, the Children’s Online Privacy Protection Act (“COPPA”), imposes restrictions on the collection and use of data about users of child-directed websites. To comply with COPPA, we have taken various steps to implement a system that: (i) flags seller-identified child-directed sites to buyers, (ii) limits advertisers’ ability to serve interest-based advertisements, (iii) helps limit the types of information that our advertisers have access to when placing advertisements on child- directed sites, and (iv) limits the data that we collect and use on such child-directed sites.

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The use and transfer of personal data in EU member states is currently governed under the EU Data Protection Directive, which generally prohibits the transfer of personal data of EU subjects outside of the EU, unless the party exporting the data from the EU implements a compliance mechanism designed to ensure that the receiving party will adequately protect such data. We have relied on alternative compliance measures, which are complex, which may be subject to legal challenge, and which directly subject us to regulatory enforcement by data protection authorities located in the European Union. By relying on these alternative compliance measures, we risk becoming the subject of regulatory investigations in any of the individual jurisdictions in which we operate. Each such investigation could cost us significant time and resources, and could potentially result in fines, criminal prosecution, or other penalties. Further, some of these alternative compliance measures are facing legal challenges, which, if successful, could invalidate the alternative compliance measures that we currently rely on. It may take us significant time, resources, and effort to restructure our business and/or rely on another legally sufficient compliance measure. In addition, the European Union has finalized the General Data Protection Regulation (“GDPR”), which became effective in May 2019. The GDPR sets out higher potential liabilities for certain data protection violations, as well as a greater compliance burden for us in the course of delivering our solution in Europe; among other requirements, the GDPR obligates companies that process large amounts of personal data about EU residents to implement a number of formal processes and policies reviewing and documenting the privacy implications of the development, acquisition, or use of all new products, technologies, or types of data. Further, the European Union is expected to replace the EU Cookie Directive governing the use of technologies to collect consumer information with the ePrivacy Regulation. The ePrivacy Regulation propose burdensome requirements around obtaining consent and impose fines for violations that are materially higher than those imposed under the Cookie Directive.

The UK’s decision to leave the European Union may add cost and complexity to our compliance efforts. If UK and EU privacy and data protection laws and regulations diverge, we will be required to implement alternative EU compliance measures and adapt separately to any new UK requirements.

Additionally, our compliance with our privacy policy and our general consumer privacy practices are also subject to review by the Federal Trade Commission and state regulators, which may bring enforcement actions to challenge allegedly unfair and deceptive trade practices, including the violation of privacy policies and representations therein. Certain State Attorneys General may also bring enforcement actions based on comparable state laws or federal laws that permit state-level enforcement. Outside of the United States, our privacy and data practices are subject to regulation by data protection authorities and other regulators in the countries in which we do business.

Beyond laws and regulations, we are also members of self-regulatory bodies that impose additional requirements related to the collection, use, and disclosure of consumer data, including the Internet Advertising Bureau (“IAB”), the Digital Advertising Alliance, the Network Advertising Initiative, and the Europe Interactive Digital Advertising Alliance. Under the requirements of these self-regulatory bodies, in addition to other compliance obligations, we provide consumers with notice via our privacy policy about our use of cookies and other technologies to collect consumer data, and of our collection and use of consumer data to deliver interest-based advertisements. We also allow consumers to opt-out from the use of data we collect for purposes of interest-based advertising through a mechanism on our website, linked through our privacy policy as well as through portals maintained by some of these self-regulatory bodies. Some of these self-regulatory bodies have the ability to discipline members or participants, which could result in fines, penalties, and/or public censure (which could in turn cause reputational harm). Additionally, some of these self-regulatory bodies might refer violations of their requirements to the Federal Trade Commission or other regulatory bodies.

Human Capital

Because of the service character of our business, the quality of personnel is of crucial importance to our continuing success and our employees, including creative, digital, research, media and account specialists, and their skills and relationships with clients, are among our most valuable assets. We conduct extensive employee training and development throughout our companies. There is keen competition for qualified employees.

As of September 30, 2022, we had 59 employees, of which 34 were employed in the U.S. and 25 outside of the U.S.

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We employ a balanced approach in managing our human capital resources. Depending on where a human-capital management function is most effective or efficient, processes are either managed at the holding company or designated to our operating units to adopt strategies appropriate for their client sector, workforce makeup, talent requirements and business demands. The Company relies on contracted resources to provide accounting support and intends to add staff to its accounting department to improve controls over its accounting and reporting processes.

The holding company retains oversight of all human capital resources and activities, setting standards, providing support and policy guidance, and sharing programs. At the corporate center, centralized human capital management processes include development of human resources governance and policy; executive compensation for senior leaders across the Company; benefits programs; performance planning, development and retention of the Company’s senior-most executives and key roles in the operating units; and executive development.

The Company sets specific standards for human capital management and, on a yearly basis, assesses each operating unit’s performance in managing and developing its workforce. We undertake human capital initiatives with an aim of ensuring that employees have the high level of competence and commitment our businesses need to succeed. We formally assess our operating units against their efforts in the areas of people development, diversity and inclusion, performance management, talent acquisition and organization development in order to drive or support the units’ strategic business and growth goals. Accordingly, the operating units create and deploy skills-training programs, management training, employee goal-setting and feedback platforms, applicant-tracking systems, new-employee onboarding processes, and other programs intended to enhance the performance and engagement of the workforce.

Diversity, Equity and Inclusion are essential priorities for the Company. Our goal is that our talent represents the diversity of our communities and consumers, with a corporate culture that drives belonging, well-being and growth. We believe that such a workplace will enable us to provide cultural insights to help our clients make authentic and responsible connections with their customers. The programs we provide in support of diversity, equity and inclusion include events, training and curated and bespoke content, research and tools, to foster awareness and action on an array of critical issues that we believe are vital for the recruitment, retention, advancement, well-being and belonging for people who are part of under-represented groups.

The events of the past year have highlighted the importance of providing emotional as well as material support to our employees in these demanding times. In response to the ongoing COVID-19 public health crisis, we provided increased support for our people.

History of our company

We were organized as a Florida corporation in 2010 under the name Speyer Investment Advisors, Inc. In 2012, we changed our name to Speyer Investment Research, Inc. In 2014, as we began building our brand, we changed our name to Bright Mountain Holdings, Inc. and in 2015 we changed our name to Bright Mountain Acquisition Corporation and then to Bright Mountain Media, Inc. as we began implementing our strategy to transform into a digital media holding company. During 2018, the Company decided to discontinue its e-commerce product sales segment to focus entirely on the advertising segment. In 2020, we acquired Wild Sky in the digital publishing area sticking with the strategy to focus on the advertising segment.

Additional information concerning the terms of material business combinations can be found in Part II, Item 8, Financial Statements and Supplementary Data, Note 1, “Nature of Operations and Basis of Presentation” and Note 3, “Acquisitions”.

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Executive Officers and Directors

Name	Age	Position
W. Kip Speyer	74	Chairman of the Board of Directors
Matthew Drinkwater*	49	Chief Executive Officer & Director
Miriam Martinez	66	Chief Financial Officer
Todd F. Speyer	41	Director & CEO – Bright Mountain, LLC
Pamela Parizek	57	Director
Charles H. Lichtman	67	Director
Harry Schulman	70	Director
Gretchen Tibbits	54	Director

* Named Executive Officer (“NEO”)

W. Kip Speyer has been our CEO, President and Chairman of the Board since May 2010. During December 2021, he has stepped down as CEO and transitioned Mr. Matthew Drinkwater as the Company’s new CEO. From 2005 to 2009 Mr. Speyer served as a director, the president and chief executive officer of Speyer Door and Window, LLC, which was sold to Haddon Windows, LLC (SecuraSeal, LLC, AccuWeld Corporation) in December 2009. From October 2002 to May 2005 Mr. Speyer had been a private investor. Mr. Speyer was president and chief executive officer of Intelligent Systems Software, Inc. from October 2000 through June 2002, whereby Mr. Speyer became chief executive officer of ICAD, Inc. (ICAD: NASDAQ) which was a combination of ISSI and Howtek, Inc. (HOWT:NASDAQ). Mr. Speyer was the president and chief executive officer of Galileo Corporation (GAEO: NASDAQ) from 1998 to 1999. Galileo Corporation changed its name to NetOptix (OPTX: NASDAQ) and was merged with Corning Corporation (GLW: NYSE) in a stock purchase in May 2000. From 1996 to 1998 Mr. Speyer was the president of Leisegang Medical Group, three medical device companies owned by Galileo Corporation. Prior to joining Galileo Corporation, Mr. Speyer founded Leisegang Medical, Inc. and served as its president and chief executive officer from 1986 to 1996. Leisegang Medical, Inc. was a company specializing in medical devices for women’s health. Mr. Speyer is a graduate of Northeastern University, Boston, Massachusetts, where he earned a Bachelor of Science Degree in Business Administration in 1972. Mr. W. Kip Speyer is active in many local charities and is the father of Mr. Todd F. Speyer, our Chief Operating Officer – Bright Mountain, LLC and a director. Mr. Speyer’s experience as the Chief Executive Officer and/or Chairman of the Board of Directors of other public companies were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Matthew Drinkwater Mr. Drinkwater was appointed Chief Executive Officer on December 1, 2021. Mr. Drinkwater joins the Company with an extensive track record of adding value to the Company’s he has worked for over his professional career in several Key Senior Executive and Sales roles at companies such as Buzzfeed, Twitter, Groupon Inc., Yahoo and America Online (AOL). Mr. Drinkwater, 49, is a digital executive with extensive, progressively advancing leadership experience at iconic high tech brands. From 2017 to the present, he served as the Senior Vice President, International for BuzzFeed. He also was in Agency Development and Global Accounts at Twitter from 2015 to 2017 and head of Twitter’s Global Online Sales in San Paolo, Brazil from 2013 through 2015. Mr. Drinkwater served as Vice President of Groupon East Coast from 2011 to 2013 and, Senior Director of Sales, New England and Canada at Yahoo from 2009 to 2011. Mr. Drinkwater holds a B.A. in Economics from College of the Holy Cross.

Miriam Martinez With over 30 years of diverse industry and international experience, Ms. Martinez has recently joined the company as our Chief Financial Officer whereby she leads the company’s Finance and HR organizations. Prior to joining Bright Mountain Media, she served as SVP and CFO for Emergent Capital Inc., a Specialty Finance Company. Earlier in her career, she served as Regional President and Chief Financial Officer for Qimonda N.A., a leading Global Memory Supplier. Ms. Martinez holds a BA from Pace University and an MBA from Nova University.

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Todd F. Speyer has been a member of the board of directors and an employee of our company since January 2011, currently serving as our Chief Executive Officer – Bright Mountain, LLC. Mr. Speyer is responsible for the content and operations of our owned websites and proprietary ad serving technology. For over the previous five and one-half years, he has been responsible for the integration of all website organic growth and acquisitions, including content, design and visitor traffic. Previously, Mr. Speyer was our Director of Business Development, helping locate acquisitions and shaping the website portfolio. Mr. Speyer graduated from Florida State University in 2004 with a Bachelor of Arts Degree in English Literature. Mr. Todd F. Speyer is the son of Mr. W. Kip Speyer, our CEO, President and Chairman. Mr. Speyer’s website development experience as well as his marketing experience were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Pamela Parizek has been a member of our Board of Directors since October 2020. Pam has over 30 years of experience advising corporate boards, audit committees, c-suite executives and outside counsel on complex accounting, legal and regulatory matters. She is a JD/CPA, certified in financial forensics, and previously served in the enforcement division of the U.S. Securities and Exchange Commission (SEC) and led the Washington, DC forensic practice of a Big Four accounting firm. Pamela has led numerous investigations involving public companies, private entities and charitable foundations and her findings have been presented to U.S. and foreign regulatory authorities – in compliance with restrictive data protection and privacy regimes around the world. She has also provided forensic assistance to audit engagement teams on fraud risk, accounting irregularities and alleged illegal acts. Pamela serves on the Board of Directors of Foundation for a Smoke-Free World and on the Board of Trustees of the National Museum of Women in the Arts. She previously served on the boards of Global Kids, Inc. and the SEC Historical Society. Ms. Parizek holds a JD from Northwestern University School of Law and a BA from Harvard College.

Charles H. Lichtman has been a member of our board of directors since October 2014. Mr. Lichtman is an attorney practicing law since 1980, licensed in Illinois and Florida. He is a partner of Berger Singerman LLP since 2001. Mr. Lichtman has been honored as a two-time Lawyer of the Year by Best Lawyers in America and noted by them for his excellence every year since 2009 in the categories of Complex Business Litigation, Securities Litigation, Bankruptcy Litigation and Commercial Litigation. He has also been recognized by Chambers International and received other legal awards from various entities and periodicals. Mr. Lichtman’s professional experience as an attorney was the factor considered by our board of directors in concluding that he should be serving as a director of our company.

Harry D. Schulman has been a member of our Board of Directors since November 2019. For more than 20 years he has served on multiple boards including Baird Capital, a private equity firm managing over $3 billion, Hancock Fabrics, Inc., O2 Media, Inc., QEP and HeZhong International Holdings. He holds a Master’s degree in International Business from the University of Miami and a Bachelor’s degree in Business from the University of Dayton.

There are no family relationships between any of the executive officers and directors other than as set forth above. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

Gretchen Tibbits joined the Board of Directors in February 2021. Ms. Tibbits has over 25 years of experience in management, strategy, and mergers & acquisitions. She is an Investment Banker focused on the media & technology and consumer content & commerce sectors. Previously, Ms. Tibbits served in executive roles at LittleThings, StyleCaster, Hearst, ESPN, and WorkingWomanNetwork. Ms. Tibbits holds an M.B.A. in Finance and Management from New York University, where she was a Stern Scholar, and a B.A. from the University of Virginia. She currently chairs the Campaign for the Arts and the Arts Endowment at the University of Virginia and serves on the board of the Tectonic Theater Project.

Ms. Tibbits has no arrangements or understandings with any other person pursuant to which she was appointed as a director and no family relationships with any director or executive officer of the Company. Ms. Tibbits has no direct or indirect beneficial ownership in the Company’s common stock or rights to acquire common stock.

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Recent Developments

On July 26, 2022, the Company accepted the resignation of Edward Cabanas as Chief Financial Officer, which became effective August 15, 2022, and appointed Miriam Martinez as the Company’s new Chief Financial Officer.

On September 23, 2022, Joey Winshman resigned from the Board of Directors of Bright Mountain Media, Inc.

The Company has filed Current Reports with the SEC on September 19, 2022, August 1, 2022, July 13, 2022, and June 16, 2022, which describe certain recent developments of the Company. The Current Reports, together with the financial and other information contained or incorporated by reference therein, are incorporated by reference in this prospectus.

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on June 13, 2022, which are incorporated by reference herein, and subsequent reports filed with the SEC, including our Quarterly Reports on Form 10-Q, filed with the SEC on August 12, 2022, and on June 30, 2022, together with the financial and other information contained or incorporated by reference therein, are incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2022, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Number of Shares Being Offered.”

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The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 1,751,599 shares of Common Stock, including (i) an aggregate of 100,000 shares of Common Stock acquired by certain of our current and former employees, consultants, and directors pursuant to the exercise of restricted stock unit awards (“RSUs”) under our Previous Options Plans, and (ii) an aggregate of 1,651,599 shares of common stock issuable upon the conversion of an equal number of shares of common stock that may be acquired by certain of our current executive officers and directors upon the exercise of stock options under our Previous Options Plans. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 149,259,461 shares of common outstanding as of September 30, 2022.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bright Mountain Media, Inc., 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487.

Name	Number of Options Owned	Number of Shares of Common Stock Beneficially Owned		Number of Shares to be offered for the account of the Selling Stockholder(2)	Number of shares to be owned after offering	% owned after offering
Edward Cabanas(1)	-	100,000		100,000	-	*	%
Matthew Drinkwater	750,000	125,000	(3)	750,000	-	*	%(3)
Charles Lichtman	136,599	1,632,812	(3)	136,599	1,626,037	1.09%
Miriam Martinez	225,000	-		225,000	-	*	%
Harry Schulman	5,000	90,000		5,000	90,000	*	%
Todd F. Speyer	285,000	541,900		285,000	541,900	*	%
W. Kip Speyer	250,000	31,513,107		250,000	31,513,107	21.11%
Gretchen Tibbits	-	41,250		-	41,250	*	%
Pamela Parizek	-	54,370		-	54,370	*	%
TOTALS	1,651,599	34,098,439		1,751,599	33,866,664	22.2%

Notes:

(1)	Former Chief Financial Officer
(2)	Includes shares of common stock issuable upon the exercise of stock options.
(3)	In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 2022.
*	Denotes less than 1% ownership

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

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The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

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The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Dickinson Wright, PLLC.

EXPERTS

The audited financial statements of Bright Mountain Media, Inc. incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of WithumSmith+Brown, PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the documents referenced in Part II, Item 3 of this Registration Statement.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Reoffer Prospectus:

(a)	The Company’s Quarterly Reports on Form 10-Q (File No. 000-54887) for the quarter ended March 31, 2022 and June 30, 2022 filed with the Commission on June 30, 2022 and August 12, 2022, respectively;

(b)	The Company’s Current Reports on Form 8-K (File No. 000-54887) filed with the Commission on June 16, 2022, July 13, 2022, and August 1, 2022; and

(c)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (File No. 000-54887), filed with the Commission on June 13, 2022, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

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All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Bright Mountain Media, Inc., 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 or (561) 998-2440.

ADDITIONAL INFORMATION

Our principal executive offices are located at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487, our telephone number is (561) 998-2440. The Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports are available free of charge through the “Investor Relations” section of the Company’s website, www.brightmountainmedia.com, as soon as reasonably practical after they are filed with the Securities and Exchange Commission (“SEC”). The SEC maintains a website, www.sec.gov, which contains reports, proxy and information statements, and other information filed electronically with the SEC by the Company. The information on, or that can be accessed through this website is not part of this Annual Report on Form 10-K and you should not rely on any such information in making the decision whether to purchase the Company Common Stock.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Company’s Quarterly Reports on Form 10-Q (File No. 000-54887) for the quarter ended March 31, 2022 and June 30, 2022 filed with the Commission on June 30, 2022 and August 12, 2022, respectively;

(b)	The Company’s Current Reports on Form 8-K (File No. 000-54887) filed with the Commission on June 16, 2022, July 13, 2022, and August 1, 2022;

(c)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (File No. 000-54887), filed with the Commission on June 13, 2022, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description; and

(d)

The description of the Common Stock found in Article IV of the Company’s Amended and Restated Bylaws, filed with the Commission on June 13, 2022 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 000-54887).

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

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The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

●	deriving an improper personal benefit from a transaction,

●	voting for or assenting to an unlawful distribution, and

●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7.	Exemption from Registration Claimed.

All shares of Common Stock registered hereunder for reoffer or resale have been or will be issued to our employees and consultants pursuant to Rule 701 under the 2022 Plan, the Previous Option Plans or the applicable option agreements. Such shares may only be reoffered and sold pursuant to registration under the Securities Act or pursuant to an applicable exemption under the Securities Act. As a result, such offers and sales are exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(a)(2) of the Securities Act.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index to this Form S-8 and is incorporated herein by reference.

Item 9.	Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

III

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	Date Filed	Exhibit	Filed or Furnished Herewith
4.1	Amended and Restated Articles of Incorporation	Form 10	3/13/13	3.3
4.2	Articles of Amendment to the A&R Articles of Incorporation	8-K	7/9/13	3.3
4.3	Articles of Amendment to the A&R Articles of Incorporation	8-K	11/26/13	3.4
4.4	Articles of Amendment to the A&R Articles of Incorporation	8-K	12/30/13	3.4
4.5	Articles of Amendment to the A&R Articles of Incorporation	10-K	3/31/14	3.5
4.6	Articles of Amendment to the A&R Articles of Incorporation	8-K	7/28/14	3.6
4.7	Articles of Amendment to the A&R Articles of Incorporation	10-K/A	4/1/15	3.5
4.8	Articles of Amendment to the A&R Articles of Incorporation	8-K	12/4/15	3.7
4.9	Articles of Amendment to the A&R Articles of Incorporation	8-K	11/13/18	3.10
4.10	Amended and Restated Bylaws	Form 10	1/31/13	3.2
4.11	Specimen of common stock certificate	10-K	5/14/20	4.3
5.1	Opinion of Dickinson Wright, PLLC				*
10.1	2011 Stock Option Plan	Form 10	1/31/13	10.1
10.2	2013 Stock Option Plan	10-Q	11/13/13	10.18
10.3	2015 Stock Option Plan	8-K	5/27/15	10.36
10.4	2019 Stock Option Plan	10-K	12/23/21	10.4
10.5	2022 Stock Option Plan	8-K	4/20/22	10.3
23.1	Consent of Dickinson Wright, PLLC (included in Exhibit 5.1)				*
23.2	Consent of WithumSmith+Brown, PC				*
99.1(a)	Form of Incentive Stock Option Agreement under Bright Mountain Media Inc.’s 2022 Stock Option Plan	8-K	4/20/22	10.3
107	Calculation of Filing Fee Tables				*

*	Filed herewith.

IV

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on this 28th day of October, 2022.

BRIGHT MOUNTAIN MEDIA, INC.

By:	/s/ Matthew Drinkwater
Matthew Drinkwater
Chief Executive Officer, Principal Executive Officer

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer, Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kip Speyer	Chairman of the Board of Directors	October 28, 2022
Kip Speyer

/s/ Matthew Drinkwater	Director and Principle Executive Officer	October 28, 2022
Matthew Drinkwater

/s/ Harry Schulman	Director	October 28, 2022
Harry Schulman

/s/ Charles H. Lichtman	Director	October 28, 2022
Charles H. Lichtman

/s/ Todd Speyer	CEO Bright Mountain, LLC, Director	October 28, 2022
Todd Speyer

/s/ Pamela Parizek	Director	October 28, 2022
Pamela Parizek

/s/ Gretchen Tibbits	Director	October 28, 2022
Gretchen Tibbits

V